ADDENDUM NO. 1

to the

LIFE SURPLUS SHARE REINSURANCE CONTRACT

Effective:  January 1, 2013 (the “Contract”)

issued to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey
including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

by

THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED TO AND FORMING PART OF THE CONTRACT
(the “Reinsurer”)

IT IS HEREBY AGREED that, effective 12:01 a.m., Local Standard Time, January 1, 2015, the following Miscellaneous Article is added as Article 33:

A. Assignment. This Contract is not assignable by either party except by the express written consent of the other.

B.	Good Faith. Each party agrees that all matters with respect to this Contract requires its utmost good faith.

C.
Non-waiver.  No forbearance on the part of either party to insist upon compliance by the other party with any of the terms of this Contract shall be construed as, or constitute a waiver of, any of the terms of this Contract.

D.     Right of Offset.  All money due between the Company and the Reinsurer under this Contract shall be offset against each other, dollar for dollar, even if any of them is then a party to an insolvency proceeding.

E.     Survival.  The Errors and Omissions; Arbitration, and Confidentiality Articles of this Contract shall survive the recapture or termination of this Contract.  In addition, all other provisions of this Contract will survive its termination to the extent necessary to carry out the purpose of this Contract or to ascertain and enforce the parties’ rights and obligations hereunder existing at the time of termination.

Effective: January 1, 2013		DOC: January 22, 2015
U1G30006-01	1 of 4	Addendum No. 1 Effective: January 1, 2015

GUY CARPENTER

IT IS HEREBY AGREED that, effective 12:01 a.m., Local Standard Time, January 1, 2015, with respect to losses occurring at or after such time and date on Policies in force at such time and date, or written or renewed at or after such time and date, Exhibits II and III of the Contract are amended per the attachments to this Addendum.

All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, th rties  here to have caused this Addendum to be executed, in duplicate, this 23rd day of January  in the year of  2015

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

including any and/or all companies that are or may hereafter become affiliated therewith

/s/                                                 VP & Actuary
    Rocco Mariano

LIFE SURPLUS SHARE REINSURANCE  CONTRACT

Effecti ve: January  I , 2013

UIG30006-0 I

DOC:  Janua r y 22, 20 15

2 of4	Addendum No. I Effect ive: Ja n ua r y I, 2015

EXHIBIT II – AUTOMATIC REINSURANCE BINDING LIMITS

Monthly Reinsurance Rates
Unisex and Waiver of Premium

Age Range	Monthly Rates Per Thousand
Up to age 19	Redacted
20 to 24
25 to 29
30 to 34
35 to 39
40 to 44
45 to 49
50-54
55-59
60-64
65-69
70-74
75-79
80+

Effective: January 1, 2013		DOC: January 22, 2015
U1G30006-01	3 of 4	Addendum No. 1 Effective: January 1, 2015

EXHIBIT III – PREMIUM RECONCILIATION WORKSHEET

Age Band	Rate	Volume xs 1,500,000	Premium
<30	Redacted	Redacted	Redacted
30 – 34
35 – 39
40 – 44
45 – 49
50 – 54
55 – 59
60 – 64
65 – 69
70 – 74
75 – 79
80 – 84
Census Premium			$9,673,469 (a)

$Redacted	(b). Total Life Net Earned Premium Subject to the Life XOL Treaty (shown here as estimated annualized 2014 premium, but final true up will be based on actual 2015 & 2016 premium)

$ Redacted	(c). Life Premium for Groups where volume xs $1.5M is known (i.e. groups where Prudential has census and cases were Prudential knows that the plan design does not allow xs $1.5M)

$Redacted	(d). (b) – (c) = Life Premium for Groups where Volume is $1.5M is unknown (i.e. groups where Prudential does not have census and does not know if the plan design allows xs $1.5M)

25.0%	(e). 25.0%, A static contractual factor that represents that (d) is significantly less likely to have volume xs $1.5M

Redacted %                            (f).  (d) / (b) * (e) = gross up factor

$Redacted                           (g).  (a) / [(1 – (f)] = Grossed up
Premium Due to Reinsurer

Effective: January 1, 2013		DOC: January 22, 2015
U1G30006-01	4 of 4	Addendum No. 1 Effective: January 1, 2015

GUY CARPE N TER

ENDORSEMENT NO. 1

to the

INTERESTS AND LIABILITIES AGREEMENT

Effective: January  I, 2013

(the "Agreement")

of

RGA REINSURANCE COMPANY

(the "Subscribing Reinsurer")

with respect  to the

LIFE SU RPLUS SHARE REI NSURANCE CONTRACT

Effective: January  I, 2013

(the ''Contract")

issued to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA Newark, New Jersey

including any and /or all companies that are or may hereafter  become affiliated therewith

(collectively, the "Company")

Addendum No.  1  to the Contract, as executed  by the Company, shall form  part of the Contract, effective 12:01 a.m., Local Standard  Time, Janu ary 1, 2015.

IN   WITNESS  WHEREOF,  the  Subscribing  Reinsurer  has  caused   this  Endorsement  to  be executed by its duly authorized representative(s) as follows:
this  27th day of    January                                                           in the year 2015

RGA REINSURANCE COMPANY

/s/   ________________                                                                                          /s/ _______________

Executive Director                                                                                     Vice President

Mark et Reference  Number:   414061

Effecti ve: J an uary l. 201 3

UIG30006-0 I

DOC:   January22. 201 5

Endorsemen t No. I Effective:   January  I , 2015

GUY CAR PENTER

ADDENDUM  NO. 5

to the

LIFE SURPLUS SHARE REINSURANCE  CONTRACT
Effective:  January 1, 2007

(the "Contract")

issued to

THE PRUDENTIAL INSURANCE  COMPANY  OF AMERICA Newark, New .Jersey
including any and/or  all companies tha t are or may hereafter become affiliated therewith

(collectively. the ''Company")

and

SWISS RE LIFE & HEALTH AMERICA INC.

(the "Subscribing Reinsurer")

IT IS HEREBY  AGREED that, effective I 2:0 l a.m., Local  Standard Time,  January  l , 2015, the

Contract  is amended  as follows:

l .       The following  Miscellaneous Article  is added  as Article 32:

A.	Assignment. This Contract is not assignable by either party except by the ex press written consent of the other.

B.	Good Faith. Each party agrees that all matters with respect to this Contract requires its utmost good faith.

C.
Non-waiver.  No forbearance on the part of either  party  to insist upon compliance by the  other   party  with  any  of  the  terms  of  this  Contract  shall  be  construed  as,   or constitute a waiver ot:any of the terms of th is Contract.

D.
Right of Offset.   All  money  d.ue between  the Company  and the Reinsurer under  this Contract shall  be off.<;et  against  each  other. dollar  for dollar. even  if any  of  them  is then a Party to an insolvency proceeding.

E.
Survival.  The Errors  and Omissions; Arbitration, and Confidentiality Articles of this Contract  shall survive  the recapture  or  termination of  this Contract.  In addition,  all other provisions of this Contract will survive its termination to the extent  necessary to carry  out  the purpose of this Contract  or  to ascertain  and  enforce  the parties· rights and obligations hereunder existing  at the time of termination.

Effective: January  I , 2007

U1G30006

DOC:  January 22, 20 I 5

l of5                                                   Addendum No.5
Effecti ve:  January I, 20 15

MGUY CARPENTER

2.        The following Trade and Economic Sanctions Article is added as Article 33:

Wherever potential  coverage provided  by  this  Contract would  be  in  violation  of any applicable economic or trade sanctions, any such coverage will conform to applicable [(lw.

IT IS HEREBY AGREED that, effective 12:01 a. m., Local Standard Time. Januar y 1,  2015 , wit h respect to losses occurring at or after suc h time and date on Policies in force at such time and date, or written or renewed a t  or after such time and date, Exhibits II  and III of the Contract (as previously  amended by Addendum No. 4) are amended  per the attachments to this Addendum.

All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed, in duplicate, this 23rd  day of January ,  in the year 2015.

THE PRU DENTIAL INSURANCE COMPANY OF AMERICA

i ncluding  any and/or all companies that are or may hereafter beco me affiliated  therewith

/s/   ___________________                                  VP & Actuary
Rocco Mariano

LIFE SU RPLUS SHARE REINSU RANCE CONTRACT

GUY CARPENTER

Effective: January  I , 2007                                                               2 of5                                           DOC:  January 22, 20 I 5

U1G30006                                                                                              Addendum No.5
Effecti ve:  January I, 20 15

And on this 29th  day of   January , in the year of 2015

SWISS RE LIFE & HEALTH  AMERICA  INC.

/s/__________________________________________

And on this 29th ;day of   January, in the year of  2015.

SWISS RE LIFE & HEALTH AMER ICA INC.

/s/__________________________________________

Market Reference Number:

THE PRUD'ENTIAL  INSURANCE COMPANY OF AMERICA LIFE SURPLUS SHARE REINSURANCE  CONTRACT

Effective: January I, 2007

UIG30006 3 of 5

DOC: January 22, 2015

Addendum No. 5

Effective: January 1, 2015

GUY CARPENTER

EXHIBIT II-AUTOMATIC REINSURANCE  BINDJNG LIMITS

Monthly  Reinsurance Rates

Un isex and Waiver ofPrcmium

Age Range	Monthly Rates Per Thousand
Up to age 19	Redacted
20 to 24
25 to 29
30 to 34
35 to 39
40 to 44
45to 49
50-54
55-59
60-64
65-69
70-74
75-79
80+

EfTectivc: January l, 2007

U1 G30006

DOC:  January 22, 2015

4 of5                                                   Addendum No. 5

Effective: January I, 20 1 5

G U Y CA R PENTER

EXHIBIT Ill - PREMIUM RECONCILIATION WORKSHEET

Age Band	Rate	Volume xs 1,500,000	Premium
<30	Redacted	Redacted	Redacted
30-34
35-39
40-44
45-49
50-54
55-59
60-64
65-69
70-74
75-79
80-84
Census Premium

$Redacted	(b). Total Life Net Earned Premium Subject to the Life XOL Treaty (shown here as estimated annualized 2014 premium, but final true up will be based on actual 2015 & 2016 premium)

$Redacted	(c). Life Premium for Groups where volume xs $1.5M is known (i.e. groups where Prudential has census and cases were Prudential knows that the plan design does not allow xs $1.5M)

$Redacted	(d). (b) - (c)= Life Premium for Groups where Volume is $1.5M is unknown (i.e. groups where Prudential does not have census and does not know if the plan design allows xs $1.5M)

25.0%	(e). 25.0%, A static contractual factor that represents that (d) is significantly less likely to have volume xs $1.5M

Redacted%   (f).  (d) I {b)" (e) = gross up factor

$Redacted                          (g).  (a) I [(1 - (f)] = Grossed up
Premium Due to Reinsurer

EfTeclive: January  I , 2007

UIG30006

DOC:  January 22, 2015
5 of 5                                                   Adden dum No. 5
Effective:  January I,2015